LEASE
                            BY AND BETWEEN
                        Augustine Partners LLC,
                  a California limited liability company
                             as Landlord
                                  and
                       The Vantive Corporation,
                        a Delaware corporation
                                 as Tenant
                               June 22, 1998


LEASE
THIS LEASE, dated June 22, 1998, for reference purposes only, is made by and between AUGUSTINE PARTNERS LLC, a California limited liability company ("Landlord") and THE VANTIVE CORPORATION, a Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").
ARTICLE 1

REFERENCE
1.1 References.  All references in this Lease (subject to
any further clarifications contained in this Lease) to the
following terms shall have the following meaning or refer
to the respective address, person, date, time period,
amount, percentage, calendar year or fiscal year as below
set forth:
Tenant's Address for Notice:    The Vantive Corporation
        2455 Augustine Drive
        Santa Clara, CA 95054
        Attention: Real Estate
& Legal

Tenant's Representative:        Mona Wyckoff
Landlord's Address for Notices: c/o Menlo Equities LLC
        525 University Avenue
        Suite 100
        Palo Alto, California
94301
Landlord's Representative:      Henry Bullock/Richard
Holmstrom
Phone Number:   (650) 326-9300
Intended Commencement Date:     October 15, 1998.
Intended Term:  Seven (7) years
Lease Expiration Date: October 31, 2005, unless earlier terminated by Landlord in accordance with the terms of this
 Lease, or extended by Tenant  pursuant to Article 15.




Options to Renew:       One (1) option to renew
for a term of five (5)
years.
First Month's Prepaid Rent:     $26,129.03 [plus
estimated triple-net
expenses]
(prorated)
Tenant's Security Deposit:      $202,500.00
Late Charge Amount:     Five Percent (5%) of
the Delinquent Amount
Tenant's Required Liability
Coverage:       $3,000,000 Combined
Single Limit
Tenant's Broker(s):     Cushman & Wakefield
Landlord's Broker(s):   BT Commercial
Property: That certain real property situated in the City of Santa Clara, County of Santa Clara, State of California
 as  presently improved with  one (1) building(the
"Building"), which real  property is shown on  the Site Plan attached  hereto as Exhibit "A"  and is commonly known  as or otherwise
  described as follows: 2525 Augustine Drive, Santa Clara, California.

'Outside Areas:
The "Outside Areas" shall mean all areas within the Property which are located outside the Building, such as pedestrian walkways, parking areas, landscaped area, open areas and enclosed trash disposal areas.



Leased Premises: All the interior space within the Building, including stairwells connecting walkways, and atriums, consisting of approximately 90,000 square feet and, for purposes of this Lease, agreed to contain said number of square feet.


Base Monthly Rent:
The term "Base Monthly Rent" shall mean the following:
        Period  Base Monthly Rent
        10/15/98-10/31/98       $26,129.03 (prorated)
        11/1/98-1/31/99        $101,250.00
        2/1/99-5/31/99         $151,875.00
        6/1/99-10/31/99        $202,500.00
        11/1/99-10/31/00        $209,588.00
        11/1/00-10/31/01        $216,923.00
        11/1/01-10/31/02        $224,515.00
        11/1/02-10/31/03        $232,373.00
        11/1/03-10/31/04        $240,506.00
        11/1/04-10/31/05        $248,924.00

  Base monthly rent shall also include the monthly payment amount for the Additional Allowance, if any, calculated pursuant to the Work Letter
 attached hereto as  Exhibit B. Use:    General office use,
as  Exhibit B. Use:    General office use,  including Software  development,
sales training, and other  related purposes (other  than manufacturing or  any use involving
Hazardous Materials). Exhibits:   The term "Exhibits" shall mean the Exhibits
of this Lease which are  described as follows:

  Exhibit "A" - Site Plan showing the Property and delineating the Building in which the Leased Premises are located.
        Exhibit "B" Work Letter
        Exhibit "C" Form of Estoppel



ARTICLE 2

LEASED PREMISES, TERM AND POSSESSION
2.1 Demise Of Leased Premises.  Landlord hereby leases to
Tenant and Tenant hereby leases from Landlord for Tenant's own use in the conduct of Tenant's business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in Article 7 below. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with
(i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises and the Property, (iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord.
2.2 Right To Use Outside Areas. As an appurtenant right to Tenant's right to the use and occupancy of the Leased
Premises, Tenant shall have the right to use the Outside
Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designated and intended and for no other purposes whatsoever. Tenant's right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 1 and shall terminate concurrently with any termination of this Lease.
2.3 Lease Commencement Date And Lease Term.  Subject to
Paragraph 2.4 below, the term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Intended Commencement Date, as set forth in Article 1 (the "Lease Commencement Date"). The term of this Lease shall in all events end on the Lease Expiration
Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement
Date and ending on the Lease Expiration Date (the "Lease
Term"). The parties intend that this Lease shall be effective and binding on the parties as of the Effective
Date of the Lease; provided, however, each of Landlord's and Tenant's rights and obligations hereunder shall be conditioned upon the close of escrow whereupon Landlord acquires fee title to the Property.
2.4 Delivery Of Possession.  Landlord shall deliver to
Tenant possession of the Leased Premises on the Lease
Commencement Date in its "as-is" condition as of the Effective Date of this Lease, except for the removal of the personal property, trade fixtures, equipment and other property of Computer Associates International, and except for any modifications, alterations, improvements, fixtures, or personal property, made, installed or brought onto the Leased Premises by Tenant. If Landlord is unable to so deliver possession of the Leased Premises to Tenant on or before the Intended Commencement Date, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of ninety (90) days after the Intended Commencement Date (the
"delivery grace period"); however, if Landlord's inability to so deliver the Leased Premises to Tenant is caused by the existing tenant's hold over in the Leased Premises beyond the term of its current lease or by Landlord's gross negligence or willful misconduct, the Lease Commencement
Date shall not be deemed to have occurred until the actual date of delivery. Additionally, the delivery grace period above set forth shall be extended for such number of days as Landlord may be delayed in delivering possession of the Leased Premises to Tenant by reason of Force Majeure or the action or inaction of Tenant. If Landlord is unable to deliver possession of the Leased Premises in the agreed condition to Tenant within the described delivery grace period (including any extension thereof by reason of Force
Majeure or the actions or inactions of Tenant), then
Tenant's sole remedy shall be to terminate this Lease, and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not terminate this Lease at any time after the date Landlord notifies Tenant that the Leased Premises have been put into the agreed condition and are available for delivery to Tenant, unless Landlord's notice is not given in good faith.
2.5 Performance Of Improvement Work; Acceptance Of
Possession. Landlord shall, pursuant to the work letter attached to and made a part of this Lease (the "Work
Letter"), perform the work and make the installations in the Leased Premises substantially as set forth in the Work
Letter (such work and installations hereinafter referred to as the "Improvement Work"). Such Improvement Work shall be performed after the Lease Commencement Date. Landlord shall deliver in good working order the roof, exterior walls, foundation and all existing plumbing, lighting, heating, ventilating and air conditioning systems within the Leased Premises. It is agreed that by occupying the Leased Premises, Tenant formally accepts same and acknowledges that the Leased Premises are in the condition called for hereunder, subject to notification of defects or notification of non-compliance with applicable Laws (only if such non-compliance is not allowed pursuant to "grandfather" clauses in such Laws) in the Leased Premises specified by Tenant by a notice to Landlord in writing which notice shall have been given prior to Tenant's occupancy of any part of the Leased Premises or shall be deemed waived.
2.6 Surrender Of Possession. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside
Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant's removal of Tenant's property. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls, ceiling or roof of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same. Additionally, to the extent that Landlord shall have notified Tenant in writing at the time Tenant requested Landlord's consent to the improvements that Landlord desired to have certain improvements removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal. If the Leased Premises, the Building, the Outside Areas and the
Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, the Building and the Outside
Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within ten (10) days of Landlord's billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.
ARTICLE 3

RENT, LATE CHARGES AND SECURITY DEPOSITS
3.1 Base Monthly Rent.  Commencing on the Lease
Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, the amount set forth as "Base Monthly Rent" in Article 1 (the "Base
Monthly Rent").
3.2 Additional Rent.  Commencing on the Lease
Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent
(the "Additional Rent") the following amounts:
(a) An amount equal to all Property Operating
Expenses (as defined in Article 13) incurred by Landlord.
Payment shall be made by whichever of the following methods
(or combination of methods) is (are) from time to time designated by Landlord:
(i) Landlord may forward invoices or bills for such expenses to Tenant no later than twenty (20) days before such invoices or bills are due, and Tenant shall, no later than ten (10) days prior to the due date, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord, and/or
(ii) Landlord may bill to Tenant, on a
periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within ten days after receipt of a written bill therefor from Landlord, and/or
(iii) Landlord may deliver to Tenant Landlord's reasonable estimate of any given expense (such as Landlord's Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent.
Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.
(b) Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.
(c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to
Article 13; and
(d) Any other charges or reimbursements due
Landlord from Tenant pursuant to the terms of this Lease.
Notwithstanding the foregoing, Landlord may elect by written notice to Tenant to have Tenant pay Real Property
Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such payments and deliver satisfactory evidence of payment to Landlord no later than ten (10) days before such Real
Property Taxes become delinquent.
3.3 Year-End Adjustments. If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within ten days from Landlord's billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.
3.4 Late Charge, And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefor, if any installment of Base
Monthly Rent is not received by Landlord from Tenant within ten calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the "Late
Charge Amount," and if any Additional Rent is not received by Landlord within ten calendar days after same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of 10 calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said tenth day at the then maximum rate of interest not prohibited or made usurious by Law until paid.
3.5 Payment Of Rent. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.
3.6 Prepaid Rent. Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as "First Month's Prepaid Rent" as prepayment of rent for credit against the first payment of Base Monthly Rent due hereunder.
3.7 Security Deposit. Tenant has deposited with Landlord the amount set forth in Article 1 as the "Security Deposit" as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease;
(ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased
Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security
Deposit to the full original sum. If Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as "Last Month's Prepaid
Rent," Landlord may, in addition to any other remedy
Landlord may have under this Lease, reduce the amount of Tenant's Last Month's Prepaid Rent by transferring all or portions of such Last Month's Prepaid Rent to Tenant's
Security Deposit until such Security Deposit is restored to the amount set forth in Article 1. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from Landlord's general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit.
Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section
1950.7 to the contrary) a period of ninety days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen's billings therefor, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent. Notwithstanding the foregoing, in the event
Tenant achieves a Standard & Poor's investment grade credit rating of BBB- or higher, the Security Deposit shall be returned to Tenant within thirty (30) days of Tenant's written request therefor after such achievement.
ARTICLE 4

USE OF LEASED PREMISES AND OUTSIDE AREA
4.1 Permitted Use.  Tenant shall be entitled to use the
Leased Premises solely for the "Permitted Use" as set forth
in Article 1 and for no other purpose whatsoever.  Tenant
shall continuously and without interruption use the Leased
Premises for such purpose for the entire Lease Term.  Any
discontinuance of such use for a period of sixty
consecutive calendar days shall be, at Landlord's election,
a default by Tenant under the terms of this Lease.  Tenant
shall have the right to use the Outside Areas in
conjunction with its Permitted Use of the Leased Premises
solely for the purposes for which they were designed and
intended and for no other purposes whatsoever.
4.2 General Limitations On Use.  Tenant shall not do or
permit anything to be done in or about the Leased Premises,
the Building, the Outside Areas or the Property which does
or could (i) jeopardize the structural integrity of the
Building or (ii) cause damage to any part of the Leased
Premises, the Building, the Outside Areas or the Property.
Tenant shall not operate any equipment within the Leased
Premises which does or could (i) injure, vibrate or shake
the Leased Premises or the Building, (ii) damage, overload
or impair the efficient operation of any electrical,
plumbing, heating, ventilating or air conditioning systems
within or servicing the Leased Premises or the Building, or
(iii) damage or impair the efficient operation of the
sprinkler system (if any) within or servicing the Leased
Premises or the Building.  Tenant shall not install or
affix any equipment or antennas on or make any penetrations
of or cuts in the exterior walls, ceilings or floors or
roof of the Building or the Leased Premises without
Landlord's consent, which consent shall not be unreasonably
withheld.  Any such installation shall be at Tenant's sole
cost and expense and only in strict compliance with
Landlord's approval using a person approved by Landlord to
install the same.  Tenant shall not place any loads upon
the floors, walls, ceiling or roof systems which could
endanger the structural integrity of the Building or damage
its floors, foundations or supporting structural
components.  Tenant shall not place any explosive,
flammable or harmful fluids or other waste materials in the
drainage systems of the Leased Premises, the Building, the
Outside Areas or the Property.  Tenant shall not drain or
discharge any fluids in the landscaped areas or across the
paved areas of the Property.  Tenant shall not use any of
the Outside Areas for the storage of its materials,
supplies, inventory or equipment and all such materials,
supplies, inventory or equipment shall at all times be
stored within the Leased Premises.  Tenant shall not commit
nor permit to be committed any waste in or about the Leased
Premises, the Building, the Outside Areas or the Property.
4.3 Noise And Emissions.  All noise generated by Tenant
in its use of the Leased Premises shall be confined or
muffled so that it does not interfere with the businesses
of or annoy the occupants and/or users of adjacent
properties.  All dust, fumes, odors and other emissions
generated by Tenant's use of the Leased Premises shall be
sufficiently dissipated in accordance with sound
environmental practice and exhausted from the Leased
Premises in such a manner so as not to interfere with the
businesses of or annoy the occupants and/or users of
adjacent properties, or cause any damage to the Leased
Premises, the Building, the Outside Areas or the Property
or any component part thereof or the property of adjacent
property owners.
4.4 Trash Disposal.  Landlord shall provide trash
enclosure areas outside the Leased Premises sufficient for
the interim disposal of all reasonable amounts of its
trash, garbage and waste.  Landlord shall provide trash
bins or other adequate garbage disposal facilities for
Tenant's use and cause the  removal of such reasonable
amounts of trash, garbage and waste on a regular basis of
not more than once per week.  Tenant shall ensure that all
such trash, garbage and waste temporarily stored in such
areas is stored in such a manner so that it is completely
within such areas, is not visible from outside of such
areas, and is generally in sanitary condition.
4.5 Parking.  Tenant shall have the non-exclusive use of
3.75 parking spaces per 1,000 square feet of space actually
occupied by Tenant, which parking spaces shall be within
the parking areas shown with cross-hatching on the Site
Plan attached as Exhibit A, provided that Landlord may
redesignate such parking area as long as such redesignation
does not decrease the number of parking spaces by more than
five percent (5%).  Tenant shall not, at any time, park or
permit to be parked any recreational vehicles, inoperative
vehicles or equipment in the Outside Areas or on any
portion of the Property.  Tenant agrees to assume
responsibility for compliance by its employees and invitees
with the parking provisions contained herein.  If Tenant or
its employees park any vehicle within the Property in
violation of these provisions, then Landlord may, upon
prior written notice to Tenant giving Tenant one (1) day
(or any applicable statutory notice period, if longer than
one (1) day) to remove such vehicle(s), in addition to any
other remedies Landlord may have under this Lease, charge
Tenant, as Additional Rent, and Tenant agrees to pay, as
Additional Rent, One Hundred Dollars ($100) per day for
each day or partial day that each such vehicle is so parked
within the Property.
4.6 Signs.  Tenant shall not place or install on or
within any portion of the Leased Premises, the exterior of
the Building, the Outside Areas or the Property any sign,
advertisement, banner, placard, or picture which is visible
from the exterior of the Leased Premises.  Tenant may place
on the exterior of the Building a business identification
sign which is visible from the exterior of the Leased
Premises and one monument sign in the area of the Property
adjacent to Highway 101, provided the sign is on the same
legal parcel as the Leased Premises, and provided Landlord
shall have approved in writing and in its reasonable
discretion the size, content, design, method of attachment
and material to be used in the making of such sign.
Landlord shall designate the location of the monument sign
in its sole discretion at any location visible from Highway
101. Any sign, once approved by Landlord, shall be
installed at Tenant's sole cost and expense and only in
strict compliance with Landlord's approval, using a person
approved by Landlord to install same and shall comply with
all requirements of the City of Santa Clara.  Landlord may
remove any signs (which have not been approved in writing
by Landlord), advertisements, banners, placards or pictures
so placed by Tenant on or within the Leased Premises, the
exterior of the Building, the Outside Areas or the Property
and charge to Tenant the cost of such removal, together
with any costs incurred by Landlord to repair any damage
caused thereby, including any cost incurred to restore the
surface (upon which such sign was so affixed) to its
original condition.  Tenant shall remove all of Tenant's
signs, repair any damage caused thereby, and restore the
surface upon which the sign was affixed to its original
condition, all to Landlord's reasonable satisfaction, upon
the termination of this Lease.
4.7 Compliance With Laws And Private Restrictions.
Subject to the terms of Section 6.3, Tenant shall abide by
and shall promptly observe and comply with, at its sole
cost and expense, all Laws and Private Restrictions
respecting the use and occupancy of the Leased Premises,
the Building, the Outside Areas or the Property including,
without limitation, all Laws governing the use and/or
disposal of Hazardous Materials (other than Hazardous
Materials which were present on the Property prior to
Tenant's possession of the Leased Premises, which migrated
from an off-site source or which are a result of Landlord's
activities on the Premises), and shall defend with
competent counsel, indemnify and hold Landlord harmless
from any claims, damages or liability resulting from
Tenant's failure to so abide, observe, or comply.  Tenant's
obligations hereunder shall survive the expiration or
sooner termination of this Lease.
4.8 Compliance With Insurance Requirements.  With respect
to any insurance policies required or permitted to be
carried by Landlord in accordance with the provision of
this Lease, copies of which have been or will, upon
Tenant's written request therefor, be provided to Tenant,
Tenant shall not conduct nor permit any other person to
conduct any activities nor keep, store or use (or allow any
other person to keep, store or use) any item or thing
within the Leased Premises, the Building, the Outside Areas
or the Property which (i) is prohibited under the terms of
any such policies, (ii) could result in the termination of
the coverage afforded under any of such policies, (iii)
could give to the insurance carrier the right to cancel any
of such policies, or (iv) could cause an increase in the
rates (over standard rates) charged for the coverage
afforded under any of such policies.  Tenant shall comply
with all requirements of any insurance company, insurance
underwriter, or Board of Fire Underwriters which are
necessary to maintain, at standard rates, the insurance
coverages carried by either Landlord or Tenant pursuant to
this Lease.
4.9 Landlord's Right To Enter.  Landlord and its agents
shall have the right to enter the Leased Premises during
normal business hours after giving Tenant reasonable notice
and subject to Tenant's reasonable security measures for
the purpose of (i) inspecting the same; (ii) showing the
Leased Premises to prospective purchasers, mortgagees or
tenants; (iii) making necessary alterations, additions or
repairs; and (iv) performing any of Tenant's obligations
when Tenant has failed to do so.  Landlord shall have the
right to enter the Leased Premises during normal business
hours (or as otherwise agreed), subject to Tenant's
reasonable security measures, for purposes of supplying any
maintenance or services agreed to be supplied by Landlord.
Landlord shall have the right to enter the Outside Areas
during normal business hours for purposes of (i) inspecting
the exterior of the Building and the Outside Areas; (ii)
posting notices of nonresponsibility (and for such purposes
Tenant shall provide Landlord at least thirty days' prior
written notice of any work to be performed on the Leased
Premises); and (iii) supplying any services to be provided
by Landlord.  Any entry into the Leased Premises or the
Outside Areas obtained by Landlord in accordance with this
paragraph shall not under any circumstances be construed or
deemed to be a forcible or unlawful entry into, or a
detainer of, the Leased Premises, or an eviction, actual or
constructive of Tenant from the Leased Premises or any
portion thereof.
4.10 Use Of Outside Areas.  Tenant, in its use of the
Outside Areas, shall at all times keep the Outside Areas
free and clear of all materials, equipment, inoperable
vehicles, and other items which are not specifically
permitted by Landlord to be stored or located thereon by
Tenant.  If, in the opinion of Landlord, unauthorized
persons are using any of the Outside Areas by reason of, or
under claim of, the express or implied authority or consent
of Tenant, then Tenant, upon demand of Landlord, shall
restrain, to the fullest extent then allowed by Law, such
unauthorized use, and shall initiate such appropriate
proceedings as may be required to so restrain such use.
4.11 Environmental Protection. Tenant's obligations under
this Section 4.11 shall survive the expiration or
termination of this Lease.
(a) As used herein, the term "Hazardous Materials"
shall mean any toxic or hazardous substance, material or
waste or any pollutant or infectious or radioactive
material, including but not limited to those substances,
materials or wastes regulated now or in the future under
any of the following statutes or regulations and any and
all of those substances included within the definitions of
"hazardous substances," "hazardous materials," "hazardous
waste," "hazardous chemical substance or mixture,"
"imminently hazardous chemical substance or mixture,"
"toxic substances," "hazardous air pollutant," "toxic
pollutant," or "solid waste" in the (a) Comprehensive
Environmental Response, Compensation and Liability Act of
1990 ("CERCLA" or "Superfund"), as amended by the Superfund
Amendments and Reauthorization Act of 1986 ("SARA"), 42
U.S.C.   9601 et seq., (b) Resource Conservation and
Recovery Act of 1976 ("RCRA"), 42 U.S.C.   6901 et seq.,
(c) Federal Water Pollution Control Act ("FSPCA"), 33
U.S.C.   1251 et seq., (d) Clean Air Act ("CAA"), 42 U.S.C.
  7401 et seq., (e) Toxic Substances Control Act ("TSCA"),
14 U.S.C.   2601 et seq., (f) Hazardous Materials
Transportation Act, 49 U.S.C.   1801, et seq., (g)
Carpenter-Presley-Tanner Hazardous Substance Account Act
("California Superfund"), Cal. Health & Safety Code   25300
et seq., (h) California Hazardous Waste Control Act, Cal.
Health & Safety code   25100 et seq., (i) Porter-Cologne
Water Quality Control Act ("Porter-Cologne Act"), Cal.
Water Code   13000 et seq., (j) Hazardous Waste Disposal
Land Use Law, Cal. Health & Safety codes   25220 et seq.,
(k) Safe Drinking Water and Toxic Enforcement Act of 1986
("Proposition 65"), Cal. Health & Safety code   25249.5
et seq., (l) Hazardous Substances Underground Storage Tank
Law, Cal. Health & Safety code   25280 et seq., (m) Air
Resources Law, Cal. Health & Safety Code   39000 et seq.,
and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinted biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and
(viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.
(b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous
Materials; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials existing as of the date the Leased
Premises are delivered to Tenant (whether before or after the Lease Commencement Date) or contamination of the Leased
Premises by Hazardous Materials which have migrated from an off-site source, or which are a result of Landlord's activities on the Leased Premises, unless caused by Tenant.
Tenant shall not store, use or dispose of any Hazardous
Materials except for small quantities of standard household or office products used and disposed of in compliance with all applicable Laws and except for those Hazardous
Materials listed in a Hazardous Materials management plan
("HMMP") which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord ("Permitted Materials") which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted
Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant's use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction, in no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold
Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Leased Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant's use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold
Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous
Materials.
(c) Upon termination or expiration of the Lease, Tenant at its sole expense shall cause all Hazardous
Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting
Hazardous Materials used or permitted to be used by Tenant.
Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of the Building and the Property. In addition, prior to vacating the Leased Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant's compliance with this Paragraph 4.11.
(d) At any time prior to expiration of the Lease term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant's reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant's business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous
Materials in excess of legally permissible levels has occurred as a result of Tenant's use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant's option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant's expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.
(e) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.
4.12 Rules And Regulations.  In the event The Vantive
Corporation is no longer the sole tenant of the Leased
Premises, Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.
Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.
ARTICLE 5

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES
5.1 Repair And Maintenance.  Except in the case of damage
to or destruction of the Leased Premises, the Building, the
Outside Areas or the Property caused by an act of God or
other peril, in which case the provisions of Article 10
shall control, the parties shall have the following
obligations and responsibilities with respect to the repair
and maintenance of the Leased Premises, the Building, the
Outside Areas, and the Property.
5.2 Tenant's Obligations.    Except as specifically set
forth in clause (b) below Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings,
(ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps, and (vi) all entranceways to the Leased Premises. Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then
Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality.
(b) Landlord's Obligation. Landlord shall, at all times during the Lease Term, maintain in good condition and repair the foundation, roof, load-bearing and exterior walls of the Building, the sanitary sewer systems, all heating, ventilating and air conditioning equipment.
Landlord shall maintain the Outside Areas and shall sweep and clean the driveways and parking areas. Landlord shall charge to Tenant, as Additional Rent pursuant to Article 3
(to the extent permitted pursuant to Article 3 and Section
13.12), the costs incurred by Landlord in performing such maintenance and/or making such repairs.
5.3 Utilities. Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Landlord shall maintain the water meter(s) in its own name;
provided, however, that if at any time during the Lease
Term Landlord shall require Tenant to put the water service in Tenant's name, Tenant shall do so at Tenant's sole cost.
Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant's needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased
Premises and the Property are adequate for Tenant's needs.
Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord's or Tenant's name.
5.4 Security. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the
Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.
5.5 Energy And Resource Consumption. Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems with the Property and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.
5.6 Limitation Of Landlord's Liability. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i)
Landlord's failure to provide security services or systems within the Property for the protection of the Leased
Premises, the Building or the Outside Areas, or the protection of Tenant's property or Tenant's employees, invitees, agents or contractors, or (ii) Landlord's failure to perform any maintenance or repairs to the Leased
Premises, the Building, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside
Areas or the Property from whatever cause (other than Landlord's sole active negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased
Premises by third parties (other than Landlord).
ARTICLE 6

ALTERATIONS AND IMPROVEMENTS
6.1 By Tenant. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord's reasonable discretion. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at lease five business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises, without the prior written consent of Landlord in accordance with Section 4.2. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. Notwithstanding the foregoing, Tenant, without Landlord's prior written consent, shall be permitted to make non-structural alterations to the Building, provided that: (a) such alterations do not exceed $10,000 individually or $100,000 in the aggregate, (b) Tenant shall timely provide Landlord the notice required pursuant to Paragraph 4.9 above, (c) Tenant shall notify Landlord in writing within thirty (30) days of completion of the alteration and deliver to Landlord a set of the plans and specifications therefor, either "as built" or marked to show construction changes made, and (d) Tenant shall, upon Landlord's request, remove the alteration at the termination of the Lease and restore the Leased Premises to their condition prior to such alteration.
6.2 Ownership Of Improvements. All modifications, alterations and improvements made or added to the Leased
Premises by Tenant (other than the Tenant Improvements,
Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased
Premises by Landlord and/or at Landlord's expense, and all Tenant Improvements constructed with the Tenant Improvement
Allowance shall be deemed real property and a part of the Leased Premises and shall be property of Landlord at all times. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.
6.3 Alterations Required By Law. Tenant shall make all modifications, alterations and improvements to the Leased
Premises, at its sole cost, that are required by any Law because of (i) Tenant's use or occupancy of the Leased
Premises, the Building, the Outside Areas or the Property,
(ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased
Premises.  If Landlord shall, at any time during the Lease
Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the greater of (a) 12%, or
(b) the sum of that rate quoted by Wells Fargo Bank, N.T. &
S.A. from time to time as its prime rate, plus two percent
(2%) ("Wells Prime Plus Two"), shall be amortized by
Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost. Notwithstanding the foregoing,
Landlord shall not include in Property Maintenance Costs the cost of modifications, alterations or improvements to Building or the Property if such are required by a governmental authority solely as a result of Landlord's
Separate Work (as defined in the Work Letter attached as Exhibit B).
6.4 Liens. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after the same has been recorded. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease.
ARTICLE 7

ASSIGNMENT AND SUBLETTING BY TENANT
7.1 By Tenant.  Tenant shall not sublet the Leased
Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent which shall not be unreasonably withheld. Any attempted subletting or assignment without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant's interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:
(a) the proposed assignee or sublessee is a governmental agency;
(b) in Landlord's reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy by other than primarily general office or software engineering personnel, would entail any alterations which would lessen the value of the leasehold improvements in the Leased Premises, or would require increased services by Landlord;
(c) in Landlord's reasonable judgment, the financial worth of the proposed assignee is less than that of Tenant or does not meet the credit standards applied by Landlord;
(d) the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;
(e) Landlord has experienced a previous default by or is in litigation with the proposed assignee or sublessee;
(f) in Landlord's reasonable judgment, the Leased
Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;
(g) the use of the Leased Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation, or the proposed assignee or sublessee will use or store Hazardous Materials;
(h) the proposed assignee or sublessee is, as of the date of this Lease, a tenant in the Building;
(i) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;
(j) Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or
(k) in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than two subparcels or would require improvements to be made outside of the Leased Premises.
7.2 Merger, Reorganization, or Sale of Assets. Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease except that any public offering of capital stock or sales of stock (other than a block trade) through an over-the-counter market or recognized national or international exchange shall not be included in determining whether a controlling percentage of the capital stock of Tenant has been transferred. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease. Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent and without being subject to any of the provisions of this Article 7, including without limitation, Landlord's right to recapture any portion of the Leased Premises, sublet the Leased
Premises or assign this Lease to (individually, a "Permitted Assignee," collectively, "Permitted Assignees"):
(i) a subsidiary, affiliate, division, corporation or joint venture controlling, controlled by or under common control with Tenant; or (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action; provided that any Permitted Assignee under (i) or (ii) above has a net worth equal to or greater than Tenant and does not have any contingent or off-balance sheet liabilities that make it less credit worthy than Tenant.
7.3 Landlord's Election. If Tenant shall desire to assign its interest under the Lease or to sublet the Leased
Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the property assignee's or sublessee's intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of ten
(10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) terminate this Lease as to the portion
(including all) of the Leased Premises that is the subject of the proposed assignment or subletting; provided however, if for any proposed sublease, the term of the sublease is less than two (2) years in length and the term of the sublease expires more than two (2) years prior to the end of the original Lease Term, then Landlord shall not have the right to terminate this Lease as provided herein.
During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.
7.4 Conditions To Landlord's Consent. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:
(a) Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.
(b) Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.
(c) Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.
(d) Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys' fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment.
(e) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.
(f) Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent
(50%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:
(i) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or
(ii) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.
(iii) If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.
7.5 Assignment Consideration And Excess Rentals Defined.
For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term
"assignment consideration" shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit as consideration for such assignment, without deduction for any commissions paid by Tenant or any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such assignment, and the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit for the sublease of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the same period, after deduction for any reasonable third party leasing commissions and any reasonably necessary tenant improvements paid for by Tenant but without deductions for any other costs or expenses (including, without limitation, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such sublease. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.
7.6 Payments. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.
7.7 Good Faith. The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies
Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.
7.8 Effect Of Landlord's Consent. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.
ARTICLE 8

LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY
8.1 Limitation On Landlord's Liability And Release.
Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant's agents, employees, contractors or invitees, any damage to Tenant's property, or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased
Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises,
(v) the existence of any design or construction defects within the Property, the Building or the Leased Premises;
(vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release
Landlord from such liability to the extent such damage was proximately caused by Landlord's gross negligence, willful misconduct, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in
Section 1542 of the California Civil Code which reads as follows:
"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."
Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.
8.2 Tenant's Indemnification Of Landlord. Tenant shall indemnify, defend and hold harmless Landlord with competent counsel reasonably satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from Tenant's use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant's activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord's partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the gross negligence or willful misconduct of Landlord or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. This indemnity agreement shall survive until the latter to occur of (i) the date of the expiration, or sooner termination, of this Lease, or (ii) the date Tenant actually vacates the Leased Premises.
8.3 Landlord's Indemnification Of Tenant. Landlord shall indemnify defend, and hold harmless Tenant with competent counsel satisfactory to Tenant any claims made or legal actions filed or threatened against Tenant (to the extent proximately caused by the gross negligence or willful misconduct of Landlord or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Landlord to so perform such obligation) with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party.
ARTICLE 9

INSURANCE
9.1 Tenant's Insurance. Tenant shall maintain insurance complying with all of the following:
(a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:
(i) Comprehensive general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant's activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant's Required
Liability Coverage (as set forth in Article 1), which insurance shall contain a "broad form liability" endorsement insuring Tenant's performance of Tenant's obligations to indemnify Landlord as contained in this Lease.
(ii) Fire and property damage insurance in so-called "fire and extended coverage" form insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;
(iii) Plate glass insurance, at actual
replacement cost;
(iv) Pressure vessel insurance, if applicable;
(v) Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased
Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable) at the Leased Premises for not less than Tenant's Required Liability Coverage (as set forth in
Article 1);
(vi) Workers' compensation insurance and any other employee benefit insurance sufficient to comply with all laws; and
(vii) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder's risk insurance, in an amount and with coverage reasonably satisfactory to Landlord.
(b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraph (a)(vi) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord with Best's ratings of at least A and XI; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord, and (vi) shall contain a so-called "severability" or "cross liability" endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased
Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.
(c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policies being renewed or replaced.
Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord's
Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance
Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's
Lender, insurance broker, advisor or counsel reasonably deems adequate.
9.2 Landlord's Insurance. With respect to insurance maintained by Landlord:
(a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called "fire and extended coverage" form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent
(100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord's election but without any requirements on Landlord's behalf to do so, (i) may be written in so-called
"all risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months.
Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.
(b) Landlord shall maintain comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Three Million
Dollars ($3,000,000). Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.
(c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.
9.3 Mutual Waiver Of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord, together with each of their respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased
Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss;
provided, however, that such waiver shall be effective only to the extent permitted by the insurance pertaining to such loss.
ARTICLE 10

DAMAGE TO LEASED PREMISES
10.1 Landlord's Duty To Restore. If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord's obligation to restore shall be limited to actual receipt of insurance proceeds and to the improvements constructed by Landlord.
Landlord shall have no obligation to restore any Improvements made by Tenant to the Leased Premises or any of Tenant's personal property, inventory or trade fixtures.
Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant's personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.
10.2 Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either
Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord's property or would become
Landlord's property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord's property and Tenant's property shall be made pursuant to Paragraph 6.2.
10.3 Landlord's Right To Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage or destruction:
(a) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) fifty percent of the then actual replacement cost thereof;
(b) The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease;
(c) The Building is damaged by any peril and, because of the laws then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage;
provided, however, in the event Landlord elects to terminate the Lease because of a shortfall of funds, as may be permitted herein, Tenant shall have fifteen (15) days from the date it receives notice from Landlord of such termination to elect to pay such shortfall, at Tenant's sole cost and expense, in which case Landlord shall not terminate the Lease.
10.4 Tenant's Right To Terminate. If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete.
Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:
(a) If the time estimated to substantially complete the restoration exceeds nine (9) months from and after the date the architect's or construction consultant's written opinion is delivered; or
(b) If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred thirty-five (135) days from and after the date such restoration is commenced.
10.5 Tenant's Waiver. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned "Tenant's
Right To Terminate", are intended to supersede and replace the provisions contained in California Civil Code, Section
1932, Subdivision 2, and California Civil Code, Section
1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.
10.6 Abatement Of Rent. In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion in the degree to which Tenant's use of the Leased Premises is impaired by such damage.
ARTICLE 11

CONDEMNATION
11.1 Tenant's Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased
Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.
11.2 Landlord's Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased
Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased
Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (iii) because of the laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.
11.3 Restoration. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.
11.4 Temporary Taking.  If a portion of the Leased
Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease
Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.
11.5 Division Of Condemnation Award. Any award made for any taking of the Property, the Building, or the Leased
Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award;
provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of
Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.
11.6 Abatement Of Rent. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken
(less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.
11.7 Taking Defined. The term "taking" or "taken" as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.
ARTICLE 12

DEFAULT AND REMEDIES
12.1 Events Of Tenant's Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur:
(a) Tenant shall have failed to pay Base Monthly
Rent or any Additional Rent when due; provided, however, that once but only once in any twelve (12) month period during the Lease Term, Tenant shall be entitled to written notice of non-receipt of Base Monthly Rent or Additional
Rent from Landlord, and Tenant shall not be in default for such delinquency if such installment of Base Monthly Rent or Additional Rent is received by Landlord within five (5) business days after Tenant's receipt of such notice from Landlord; or
(b) Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease; or
(c) Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same; or
(d) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or
(e) Tenant shall have abandoned the Leased
Premises; or
(f) Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant's (or such Guarantor's) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or
(g) Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or
(h) Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United
States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry; or
(i) Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.
12.2 Landlord's Remedies. In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:
(a) Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.
(b) Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:
(i) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;
(ii) Consent to any subletting of the Leased
Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or
(iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.
(c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations"), as in effect on the Effective Date of this Lease.
(d) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to the rights and remedies provided in California Civil Code
Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to
Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:
(i) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and
(ii) Any other amount necessary to compensate
Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker's fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney's fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.
12.3 Landlord's Default And Tenant's Remedies. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period.
In the event of Landlord's default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).
12.4 Limitation Of Tenant's Recourse. Tenant's recourse shall be limited to Landlord's interest in the Property, or the net proceeds from the sale thereof. In addition, if Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have no recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:
(a) No partner or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);
(b) No service of process shall be made against any partner or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and
(c) No writ of execution will ever be levied against the assets of any partner or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.
Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.
12.5 Tenant's Waiver. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil
Code Sections 1932(1), 1941 and 1942, and accordingly,
Tenant hereby waives the provisions of California Civil
Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.
ARTICLE 13

GENERAL PROVISIONS
13.1 Taxes On Tenant's Property.  Tenant shall pay before
delinquency any and all taxes, assessments, license fees,
use fees, permit fees and public charges of whatever nature
or description levied, assessed or imposed against Tenant
or Landlord by a governmental agency arising out of, caused
by reason of or based upon Tenant's estate in this Lease,
Tenant's ownership of property, improvements made by Tenant
to the Leased Premises or the Outside Areas, improvements
made by Landlord for Tenant's use within the Leased
Premises or the Outside Areas, Tenant's use (or estimated
use) of public facilities or services or Tenant's
consumption (or estimated consumption) of public utilities,
energy, water or other resources (collectively, "Tenant's
Interest").  Upon demand by Landlord, Tenant shall furnish
Landlord with satisfactory evidence of these payments.  If
any such taxes, assessments, fees or public charges are
levied against Landlord, Landlord's property, the Building
or the Property, or if the assessed value of the Building
or the Property is increased by the inclusion therein of a
value placed upon Tenant's Interest, regardless of the
validity thereof, Landlord shall have the right to require
Tenant to pay such taxes, and if not paid and satisfactory
evidence of payment delivered to Landlord at least ten days
prior to delinquency, then Landlord shall have the right to
pay such taxes on Tenant's behalf and to invoice Tenant for
the same.  Tenant shall, within the earlier to occur of (a)
thirty (30) days of the date it receives an invoice from
Landlord setting forth the amount of such taxes,
assessments, fees, or public charge so levied, or (b) the
due date of such invoice, pay to Landlord, as Additional
Rent, the amount set forth in such invoice.  Failure by
Tenant to pay the amount so invoiced within such time
period shall be conclusively deemed a default by Tenant
under this Lease.  Tenant shall have the right to bring
suit in any court of competent jurisdiction to recover from
the taxing authority the amount of any such taxes,
assessments, fees or public charges so paid.
13.2 Holding Over.  This Lease shall terminate without
further notice on the Lease Expiration Date (as set forth
in Article 1).  Any holding over by Tenant after expiration
of the Lease Term shall neither constitute a renewal nor
extension of this Lease nor give Tenant any rights in or to
the Leased Premises except as expressly provided in this
Paragraph.  Any such holding over to which Landlord has
consented shall be construed to be a tenancy from month to
month, on the same terms and conditions herein specified
insofar as applicable, except that the Base Monthly Rent
shall be increased to an amount equal to one hundred fifty
percent (150%) of the Base Monthly Rent payable during the
last full month immediately preceding such holding over.
13.3 Subordination To Mortgages.  This Lease is subject to
and subordinate to all ground leases, mortgages and deeds
of trust which affect the Building or the Property and
which are of public record as of the Effective Date of this
Lease and which are of public record as of the date
Landlord acquires fee title to the Property, or which my
operation of law, have priority over this Lease, and to all
renewals, modifications, consolidations, replacements and
extensions thereof; provided, however, that Landlord,
within sixty (60) days following the date it acquires fee
title to the Property shall make commercially reasonable
efforts to provided Tenant with a Subordination,
Nondisturbance and Attornment Agreement from any ground
lessors or lenders holding such ground leases, mortgages or
deeds of trust.  If the lessor under any such ground lease
or any lender holding any such mortgage or deed of trust
shall advise Landlord that it desires or requires this
Lease to be made prior and superior thereto, then, upon
written request of Landlord to Tenant, Tenant shall
promptly execute, acknowledge and deliver any and all
customary or reasonable documents or instruments which
Landlord and such lessor or lender deems necessary or
desirable to make this Lease prior thereto.  Tenant hereby
consents to Landlord's ground leasing the land underlying
the Building or the Property and/or encumbering the
Building or the Property as security for future loans on
such terms as Landlord shall desire, all of which future
ground leases, mortgages or deeds of trust shall be subject
to and subordinate to this Lease.  However, if any lessor
under any such future ground lease or any lender holding
such future mortgage or deed of trust shall desire or
require that this Lease be made subject to and subordinate
to such future ground lease, mortgage or deed of trust,
then Tenant agrees, within ten days after Landlord's
written request therefor, to execute, acknowledge and
deliver to Landlord any and all documents or instruments
requested by Landlord or by such lessor or lender as may be
necessary or proper to assure the subordination of this
Lease to such future ground lease, mortgage or deed of
trust, but only if such lessor or lender agrees to
recognize Tenant's rights under this Lease and agrees not
to disturb Tenant's quiet possession of the Leased Premises
so long as Tenant is not in default under this Lease.  If
Landlord assigns the Lease as security for a loan, Tenant
agrees to execute such documents as are reasonably
requested by the lender and to provide reasonable
provisions in the Lease protecting such lender's security
interest which are customarily required by institutional
lenders making loans secured by a deed of trust, and which
do not increase Tenant's monetary obligations hereunder or
materially increase Tenant's nonmonetary obligations
hereunder.
13.4 Tenant's Attornment Upon Foreclosure.  Tenant shall,
upon request, attorn (i) to any purchaser of the Building
or the Property at any foreclosure sale or private sale
conducted pursuant to any security instruments encumbering
the Building or the Property, (ii) to any grantee or
transferee designated in any deed given in lieu of
foreclosure of any security interest encumbering the
Building or the Property, or (iii) to the lessor under an
underlying ground lease of the land underlying the Building
or the Property, should such ground lease be terminated;
provided that such purchaser, grantee or lessor recognizes
Tenant's rights under this Lease.
13.5 Mortgagee Protection.  In the event of any default on
the part of Landlord, Tenant will give notice by registered
mail to any Lender or lessor under any underlying ground
lease who shall have requested, in writing, to Tenant that
it be provided with such notice, and Tenant shall offer
such Lender or lessor a reasonable opportunity to cure the
default, including time to obtain possession of the Leased
Premises by power of sale or judicial foreclosure or other
appropriate legal proceedings if reasonably necessary to
effect a cure (other than for maintenance or repair
obligations).
13.6 Estoppel Certificate.  Tenant will, following any
request by Landlord, promptly execute and deliver to
Landlord an estoppel certificate in the form attached as
Exhibit C, (i) certifying that this Lease is unmodified and
in full force and effect, or, if modified, stating the
nature of such modification and certifying that this Lease,
as so modified, is in full force and effect, (ii) stating
the date to which the rent and other charges are paid in
advance, if any, (iii) acknowledging that there are not, to
Tenant's knowledge, any uncured defaults on the part of
Landlord hereunder, or specifying such defaults if any are
claimed, and (iv) certifying such other information about
this Lease as may be reasonably requested by Landlord, its
Lender or prospective lenders, investors or purchasers of
the Building or the Property.  Tenant's failure to execute
and deliver such estoppel certificate within ten days after
Landlord's request therefor shall be a material default by
Tenant under this Lease, and Landlord shall have all of the
rights and remedies available to Landlord as Landlord would
otherwise have in the case of any other material default by
Tenant, including the right to terminate this Lease and sue
for damages proximately caused thereby, it being agreed and
understood by Tenant that Tenant's failure to so deliver
such estoppel certificate in a timely manner could result
in Landlord being unable to perform committed obligations
to other third parties which were made by Landlord in
reliance upon this covenant of Tenant.  Landlord and Tenant
intend that any statement delivered pursuant to this
paragraph may be relied upon by any Lender or purchaser or
prospective Lender or purchaser of the Building, the
Property, or any interest in them.  Landlord will,
following any request by Tenant, promptly execute and
deliver to Tenant an estoppel certificate in the form
attached as Exhibit C, (i) certifying that this Lease is
unmodified and in full force and effect, or, if modified,
stating the nature of such modification and certifying that
this Lease, as so modified, is in full force and effect,
(ii) stating the date to which the rent and other charges
are paid in advance, if any, (iii) acknowledging that there
are not, to Landlord's knowledge (without any duty of
inquiry), any uncured defaults on the part of Tenant
hereunder, or specifying such defaults if any are claimed,
and (iv) certifying such other information about this Lease
as may be reasonably requested by Tenant.
13.7 Tenant's Financial Information.  Tenant shall, within
ten business days after Landlord's request therefor,
deliver to Landlord a copy of Tenant's (and any
guarantor's) current financial statements (including a
balance sheet, income statement and statement of cash flow,
all prepared in accordance with generally accepted
accounting principles) and any such other information
reasonably requested by Landlord regarding Tenant's
financial condition.  Landlord shall be entitled to
disclose such financial statements or other information to
its Lender, to any present or prospective principal of or
investor in Landlord, or to any prospective Lender or
purchaser of the Building, the Property, or any portion
thereof or interest therein.  Any such financial statement
or other information which is marked "confidential" or
"company secrets" (or is otherwise similarly marked by
Tenant) shall be confidential and shall not be disclosed by
Landlord to any third party except as specifically provided
in this paragraph, unless the same becomes a part of the
public domain without the fault of Landlord.
13.8 Transfer By Landlord.  Landlord and its successors in
interest shall have the right to transfer their interest in
the Building, the Property, or any portion thereof at any
time and to any person or entity.  In the event of any such
transfer, the Landlord originally named herein (and in the
case of any subsequent transfer, the transferor), from the
date of such transfer (i) shall be automatically relieved,
without any further act by any person or entity, of all
liability for the performance of the obligations of the
Landlord hereunder which may accrue after the date of such
transfer, if its transferee agrees to assume and perform
all such obligations of the Landlord hereunder and
(ii) shall be relieved of all liability for the performance
of the obligations of the Landlord hereunder which have
accrued before the date of transfer if its transferee
agrees to assume and perform all such prior obligations of
the Landlord hereunder.  Tenant shall attorn to any such
transferee.  After the date of any such transfer, the term
"Landlord" as used herein shall mean the transferee of such
interest in the Building or the Property.
13.9 Force Majeure.  The obligations of each of the
parties under this Lease (other than the obligations to pay
money) shall be temporarily excused if such party is
prevented or delayed in performing such obligations by
reason of any strikes, lockouts or labor disputes;
government restrictions, regulations, controls, action or
inaction; civil commotion; or extraordinary weather, fire
or other acts of God.
13.10 Notices.  Any notice required or desired to be given
by a party regarding this Lease shall be in writing and
shall be personally served, or in lieu of personal service
may be given by reputable overnight courier service,
postage prepaid, addressed to the other party as follows:
If to Landlord: Augustine Partners LLC
        c/o Menlo Equities LLC
        525 University Avenue, Suite 100
        Palo Alto, California  94301
        Attention:  Henry Bullock/Richard
Holmstrom
with a copy to: Cooley Godward LLP
        One Maritime Plaza, 20th Floor
        San Francisco, California  94111
        Attention:  Paul Churchill
If to Tenant:   The Vantive Corporation
        2455 Augustine Drive
        Santa Clara, California  95054
        Attention:  Real Estate & Legal
Any notice given in accordance with the foregoing shall be
deemed received upon actual receipt or refusal to accept
delivery.
13.11 Attorneys' Fees.  In the event any party shall bring
any action, arbitration proceeding or legal proceeding
alleging a breach of any provision of this Lease, to
recover rent, to terminate this Lease, or to enforce,
protect, determine or establish any term or covenant of
this Lease or rights or duties hereunder of either party,
the prevailing party shall be entitled to recover from the
non-prevailing party as a part of such action or
proceeding, or in a separate action for that purpose
brought within one year from the determination of such
proceeding, reasonable attorneys' fees, expert witness
fees, court costs and other reasonable expenses incurred by
the prevailing party.
13.12 Definitions.  Any term that is given a special
meaning by any provision in this Lease shall, unless
otherwise specifically stated, have such meaning wherever
used in this Lease or in any Addenda or amendment hereto.
In addition to the terms defined in Article 1, the
following terms shall have the following meanings:
(a) Real Property Taxes.  The term "Real Property
Tax" or "Real Property Taxes" shall each mean (i) all
taxes, assessments, levies and other charges of any kind or
nature whatsoever, general and special, foreseen and
unforeseen (including all instruments of principal and
interest required to pay any general or special assessments
for public improvements and any increases resulting from
reassessments caused by any change in ownership or new
construction), now or hereafter imposed by any governmental
or quasi-governmental authority or special district having
the direct or indirect power to tax or levy assessments,
which are levied or assessed for whatever reason against
the Property or any portion thereof, or Landlord's interest
herein, or the fixtures, equipment and other property of
Landlord that is an integral part of the Property and
located thereon, or Landlord's business of owning, leasing
or managing the Property or the gross receipts, income or
rentals from the Property, (ii) all charges, levies or fees
imposed by any governmental authority against Landlord by
reason of or based upon the use of or number of parking
spaces within the Property, the amount of public services
or public utilities used or consumed (e.g. water, gas,
electricity, sewage or waste water disposal) at the
Property, the number of person employed by tenants of the
Property, the size (whether measured in area, volume,
number of tenants or whatever) or the value of the
Property, or the type of use or uses conducted within the
Property, and all costs and fees (including attorneys'
fees) reasonably incurred by Landlord in contesting any
Real Property Tax and in negotiating with public
authorities as to any Real Property Tax.  If, at any time
during the Lease Term, the taxation or assessment of the
Property prevailing as of the Effective Date of this Lease
shall be altered so that in lieu of or in addition to any
the Real Property Tax described above there shall be
levied, awarded or imposed (whether by reason of a change
in the method of taxation or assessment, creation of a new
tax or charge, or any other cause) an alternate,
substitute, or additional use or charge (i) on the value,
size, use or occupancy of the Property or Landlord's
interest therein or (ii) on or measured by the gross
receipts, income or rentals from the Property, or on
Landlord's business of owning, leasing or managing the
Property or (iii) computed in any manner with respect to
the operation of the Property, then any such tax or charge,
however designated, shall be included within the meaning of
the terms "Real Property Tax" or "Real Property Taxes" for
purposes of this Lease.  If any Real Property Tax is partly
based upon property or rents unrelated to the Property,
then only that part of such Real Property Tax that is
fairly allocable to the Property shall be included within
the meaning of the terms "Real Property Tax" or "Real
Property Taxes."  Notwithstanding the foregoing, the terms
"Real Property Tax" or "Real Property Taxes" shall not
include estate, inheritance, transfer, gift or franchise
taxes of Landlord or the federal or state income tax
imposed on Landlord's income from all sources, or tax
penalties provided that Tenant has paid taxes or reimbursed
Landlord within the time periods required in this Lease.
(b) Landlord's Insurance Costs.  The term
"Landlord's Insurance Costs" shall mean the costs to
Landlord to carry and maintain the policies of fire and
property damage insurance for the Building and the Property
and general liability and any other insurance required or
permitted to be carried by Landlord pursuant to Article 9,
together with any deductible amounts paid by Landlord upon
the occurrence of any insured casualty or loss; provided
that any deductible amounts paid by Landlord in the event
of a loss from an earthquake shall be amortized over ten
(10) years at the rate of ten percent (10%) or Landlord's
cost of capital, whichever is higher.
(c) Property Maintenance Costs.  The term "Property
Maintenance Costs" shall mean all costs and expenses
(except Landlord's Insurance Costs and Real Property Taxes)
paid or incurred by Landlord in protecting, operating,
maintaining, repairing and preserving the Property and all
parts thereof, including without limitation, (i) property
management fees of three percent (3%) of all Base Monthly
Rent and Additional Rent from the Property, (ii) the
amortizing portion of any costs incurred by Landlord in the
making of any modification, alteration or improvement
required by any governmental authority as set forth in
Article 6, amortized over the useful life of such
modification, alteration or improvement, which are so
amortized during the Lease Term, and (iii) such other costs
as may be paid or incurred with respect to operating,
maintaining, and preserving the Property, such as repairing
and resurfacing the exterior surfaces of the Building
(other than the roof structure, but including the roof
membrane), repairing and resurfacing paved areas, and
repairing and replacing, when necessary, electrical,
plumbing, heating, ventilating and air conditioning systems
serving the Building, providing trash enclosures, trash
bins and trash service; provided, however, the cost of any
capital improvement or repair (as defined in accordance
with generally accepted accounting principles) shall be
amortized over the useful life of such improvement or
repair and Tenant shall be responsible for the amortizing
portion of such cost during the Lease Term.  "Property
Maintenance Costs" shall not include the following (except
to the extent any of the following costs are incurred by
Landlord as a result of Tenant's failure to perform its
obligations hereunder or are otherwise caused by Tenant):
Landlord's debt service on any financing related to the
Building or the Property; franchise, excess profits or
revenue tax, excise tax or inheritance tax, gift tax, gains
tax, franchise tax, corporation tax, capital levy transfer,
estate, succession, income taxes payable by Landlord;
salaries, benefits and related costs of Landlord's off-site
administrative personnel (other than the management fee);
costs of utility usage for utility services separately
metered in the name of Tenant; the cost of any work
(including the cost of permits, licenses and inspections)
performed (such as preparing space for occupancy, including
painting and decorating) or services provided (such as
separately metered electricity) for Tenant at Tenant's
cost; the cost of any items for which Landlord is actually
reimbursed by insurance proceeds, or condemnation awards;
costs associated with financing or refinancing personal
property associated with the Leased Premises; interest,
principal and amortization payments on any debt, bad debt
loss, points and financing fees, cost to service a loan,
depreciation, or rental under any ground lease or other
underlying lease; interest, fines or penalties incurred by
reason of Landlord's failure to perform an obligation
hereunder; real estate brokerage commissions, moving
expenses, design or engineering fees, rental concessions or
credits, allowances, lease assumptions, lease cancellation
fees or other costs in each case incurred in procuring
other tenants or other occupants, or any fee in lieu of
commissions; advertising, promotional and marketing
expenses; expenses for repairs or maintenance (to the
extent Landlord is fully reimbursed thereunder) which are
covered by warranties, guarantees or service contracts and
any reserves for repairs, maintenance or replacement; costs
incurred by Landlord by reason of the willful misconduct or
gross negligence of Landlord or its agents, invitees,
employees or contractors, including costs associated with
death or injury to persons, damage to or loss of property
(other than the cost of insurance to cover same); costs to
remediate Hazardous Materials contamination (other than
asbestos abatement required in connection with a capital
repair or replacement which is otherwise properly included
in Property Operating Expenses) which existed on the
Property prior to the Lease Commencement Date, which
migrated from an off-site source, or which is caused by
Landlord's activities on the Property, unless caused by
Tenant; or capital expenditures to repair or replace the
roof structure, the exterior load bearing walls or the
foundation.
(d) Property Operating Expenses.  The term
"Property Operating Expenses" shall mean and include all
Real Property Taxes, plus all Landlord's Insurance Costs,
plus all Property Maintenance Costs.
(e) Law.  The term "Law" shall mean any judicial
decisions and any statute, constitution, ordinance,
resolution, regulation, rule, administrative order, or
other requirements of any municipal, county, state,
federal, or other governmental agency or authority having
jurisdiction over the parties to this Lease, the Leased
Premises, the Building or the Property, or any of them, in
effect either at the Effective Date of this Lease or at any
time during the Lease Term, including, without limitation,
any regulation, order, or policy of any quasi-official
entity or body (e.g. a board of fire examiners or a public
utility or special district).
(f) Lender.  The term "Lender" shall mean the
holder of any promissory note or other evidence of
indebtedness secured by the Property or any portion
thereof.
(g) Private Restrictions.  The term "Private
Restrictions" shall mean (as they may exist from time to
time) any and all covenants, conditions and restrictions,
private agreements, easements, and any other recorded
documents or instruments affecting the use of the Property,
the Building, the Leased Premises, or the Outside Areas.
(h) Rent.  The term "Rent" shall mean collectively
Base Monthly Rent and all Additional Rent.
13.13 General Waivers.  One party's consent to or approval
of any act by the other party requiring the first party's
consent or approval shall not be deemed to waive or render
unnecessary the first party's consent to or approval of any
subsequent similar act by the other party.  No waiver of
any provision hereof, or any waiver of any breach of any
provision hereof, shall be effective unless in writing and
signed by the waiving party.  The receipt by Landlord of
any rent or payment with or without knowledge of the breach
of any other provision hereof shall not be deemed a waiver
of any such breach.  No waiver of any provision of this
Lease shall be deemed a continuing waiver unless such
waiver specifically states so in writing and is signed by
both Landlord and Tenant.  No delay or omission in the
exercise of any right or remedy accruing to either party
upon any breach by the other party under this Lease shall
impair such right or remedy or be construed as a waiver of
any such breach theretofore or thereafter occurring.  The
waiver by either party of any breach of any provision of
this Lease shall not be deemed to be a waiver of any
subsequent breach of the same or any other provisions
herein contained.
13.14 Miscellaneous.  Should any provisions of this Lease
prove to be invalid or illegal, such invalidity or
illegality shall in no way affect, impair or invalidate any
other provisions hereof, and such remaining provisions
shall remain in full force and effect.  Time is of the
essence with respect to the performance of every provision
of this Lease in which time of performance is a factor.
Any copy of this Lease which is executed by the parties
shall be deemed an original for all purposes.  This Lease
shall, subject to the provisions regarding assignment,
apply to and bind the respective heirs, successors,
executors, administrators and assigns of Landlord and
Tenant.  The term "party" shall mean Landlord or Tenant as
the context implies.  If Tenant consists of more than one
person or entity, then all members of Tenant shall be
jointly and severally liable hereunder.   This Lease shall
be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms "must,"
"shall," "will," and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord's consent is required hereunder, the consent of any Lender shall also be required. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.
13.15 Cooperation. Notwithstanding anything to the contrary contained herein, Tenant consents to and agrees to fully cooperate with Landlord and Landlord's agents, employees and contractors in Landlord's efforts, if any, to improve the Property and divide the Property into separate legal parcels, which efforts may include, without limitation, the elimination of landscaping and addition of parking spaces, the restriping or reconfiguration of the parking areas, modification of the loading dock area of the Building, application for building permits and other development approvals, parcelization of the Property and construction of buildings. Tenant agrees to execute such documents and take such actions as reasonably necessary to assist Landlord with such efforts and actions. Tenant agrees that such efforts and actions of Landlord shall not constitute constructive eviction of Tenant from the Property or Leased Premises. Following any parcelization of the Property, Landlord and Tenant agree to amend this Lease to conform the descriptions of the Property, Site
Plan, and Outside Areas, and, subject to Section 4.5, the parking areas contained herein to the parcelization and reconfiguration. Landlord agrees to minimize the disruption of Tenant's use of the Leased Premises, the Building, the Outside Areas and the Property to the extent reasonable, given Landlord's efforts and actions described herein. Landlord reserves the right to relocate Tenant's parking areas from that shown on Exhibit A or provide alternative parking arrangements as may be necessary or reasonable.
ARTICLE 14

CORPORATE AUTHORITY
BROKERS AND ENTIRE AGREEMENT
14.1 Corporate Authority.  If Tenant is a corporation,
each individual executing this Lease on behalf of such
corporation represents and warrants that Tenant is validly
formed and duly authorized and existing, that Tenant is
qualified to do business in the State in which the Leased
Premises are located, that Tenant has the full right and
legal authority to enter into this Lease, and that he or
she is duly authorized to execute and deliver this Lease on
behalf of Tenant in accordance with its terms.  Tenant
shall, within thirty days after execution of this Lease,
deliver to Landlord a certified copy of the resolution of
its board of directors authorizing or ratifying the
execution of this Lease and if Tenant fails to do so,
Landlord at its sole election may elect to terminate this
Lease.
14.2 Brokerage Commissions.  Tenant and Landlord each
represent, warrant and agree that they have not had any
dealings with any real estate broker(s), leasing agent(s),
finder(s) or salesmen, other than the Brokers (as named in
Article 1) with respect to the lease by it of the Leased
Premises pursuant to this Lease, and that Landlord will
assume all obligations with respect to such Broker that
Landlord retained and Tenant will assume all obligations
and responsibility with respect to the payment of such
Broker that Tenant retained.   Each of Landlord and Tenant
will indemnify, defend with competent counsel, and hold the other harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen due to the other party's breach of the representations, warranties and covenants made by such party in this Section 14.2.
14.3 Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased
Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.
14.4 Landlord's Representations. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or
(ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.
ARTICLE 15

OPTIONS TO EXTEND
15.1 So long as The Vantive Corporation (or a Permitted
Assignee) is the Tenant hereunder and occupies the entirety of the Leased Premises as of its exercise of its option to extend, and subject to the condition set forth in clause (b) below, Tenant shall have one option to extend the term of this Lease with respect to the entirety of the Leased Premises, for a period of five (5) years from the expiration of the Lease Term (the "Extension Period"), subject to the following conditions:
(a) The option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than twelve (12) months nor less than nine (9) months prior to the expiration of the Lease Term.
(b) Anything herein to the contrary
notwithstanding, if Tenant is in default under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises the extension option or on the commencement date of the Extension Period, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate such option to extend upon notice to Tenant.
15.2 In the event the option is exercised in a timely fashion, the Lease shall be extended for the term of the Extension Period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for the Extension Period shall be the "Fair Market Rent" for the Leased Premises, taking into account buildings of similar quality and location, increased by three and one half percent (3.5%) at the end of each twelve (12) month period during the Extension Period. For purposes hereof, "Fair
Market Rent" shall mean the Base Monthly Rent determined pursuant to the process described below. In no event, however, shall any adjustment of Base Monthly Rent pursuant to this paragraph result in a decrease of the Base Monthly
Rent for the Leased Premises below the amount due from Tenant for the preceding portion of the initial Lease Term for which Base Monthly Rent had been fixed.
15.3 Within 30 days after receipt of Tenant's notice of exercise, Landlord shall notify Tenant in writing of Landlord's estimate of the Base Monthly Rent for the Extension Period, based on the provisions of Paragraph 15.2 above. Within 30 days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept
Landlord's statement of Base Monthly Rent as the Base
Monthly Rent for the Extension Period; or (ii) elect to arbitrate Landlord's estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to require arbitration of Fair Market Rent within such 30-day period shall constitute acceptance of the Base Monthly Rent for the Extension Period as calculated by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Tenant's election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner.
To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base
Monthly Rent has been determined, Tenant shall pay Base
Monthly Rent at the rate calculated by Landlord, with the potential for an adjustment to be made (retroactive to the start of the Extension Period) once Fair Market Rent is ultimately determined by arbitration.
15.4 In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of San Francisco in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:
(a) Tenant shall make demand for arbitration in writing within 30 days after service of Landlord's determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar industrial, research and development, or office space in the Silicon Valley area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within 15 days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.
(b) In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within 15 days after the second arbitrator is appointed determine the Fair Market Rent. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, the Fair
Market Rent shall be set at the straight average of the two separate determinations. Such average shall constitute the decision of the arbitrators and be final and binding upon the parties.
(c) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.
(d) The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.
ARTICLE 16

EXPANSION OPTION AND RIGHTS OF FIRST OFFER
16.1 So long as The Vantive Corporation (or a Permitted
Assignee) is the Tenant hereunder and occupies the entirety of the Leased Premises as of its exercise of the option granted herein, and subject to the condition set forth in clause (c) below, Tenant shall have one option to lease from Landlord (the "Expansion Option"), in whole floor increments, space in the proposed 60,000 square foot building (the "New Building") which may be built on the Property, subject to the following conditions:
(a) The Expansion Option shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than three (3) months following the commencement of site improvement work for construction of the New Building;
(b) Tenant's notice of exercise of its Expansion
Option shall specify that it will lease the entire New
Building or if Tenant elects to lease less than the entire
New Building, shall specify the number of floors Tenant has elected to lease. Landlord shall thereafter designate which floors of the New Building shall be leased to Tenant.
(c) Anything herein to the contrary
notwithstanding, if Tenant is in default under any of the terms, covenants or conditions of this Lease at the time
Tenant exercises the Expansion Option, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate such Expansion Option upon notice to Tenant.
16.2 In the event the Expansion Option is exercised in a timely fashion, Landlord and Tenant shall enter into a new lease for the space to be leased to Tenant in the New
Building, which lease shall be upon all of the terms and conditions of this Lease (other than the right to install a monument sign) and which Lease shall be coterminous with this Lease, provided, however, that the Base Monthly Rent for the New Building shall be $2.50 per square foot for the first twelve (12) months of the lease term and shall be increased by three and one half percent (3.5%) at the end of the first twelve (12) months and at the end of each twelve (12) month period thereafter. Landlord shall be obligated to deliver a "cold shell" to Tenant and shall be obligated to provide a $25 per square foot tenant improvement allowance.
16.3 In the event Tenant fails to exercise the Expansion
Option as set forth above, Tenant shall have the right to make the first offer to lease from Landlord any block of space in the New Building, as such blocks of space become available (after the initial rental following the construction of the New Building), within five (5) business days of notice from Landlord that such space is available, which offer Landlord may accept or reject in its sole and absolute discretion.
16.4 In the event Landlord acquires the property and improvements located immediately to the North of the Property commonly known as 2575 Augustine Drive, Santa
Clara, California(the "Adjacent Building"), Tenant shall have the right to make the first offer to lease from Landlord the entirety of the Adjacent Building within five
(5) business days of notice from Landlord that such space is available, which offer Landlord may accept or reject in its sole and absolute discretion.
ARTICLE 17

TELEPHONE SERVICE
Notwithstanding any other provision of this Lease to
the contrary:
(a) So long as the entirety of the Leased Premises
is leased to Tenant:
(i) Landlord shall have no responsibility for
providing to Tenant any telephone equipment, including
wiring, within the Leased Premises or for providing
telephone service or connections from the utility to the
Leased Premises; and
(ii) Landlord makes no warranty as to the
quality, continuity or availability of the
telecommunications services in the Building, and Tenant
hereby waives any claim against Landlord for any actual or
consequential damages (including damages for loss of
business) in the event Tenant's telecommunications services
in any way are interrupted, damaged or rendered less
effective, except to the extent caused by the grossly
negligent or willful act or omission by Landlord, its
agents or employees.  Tenant accepts the telephone
equipment (including, without limitation, the INC, as
defined below) in its "AS-IS" condition, and Tenant shall
be solely responsible for contracting with a reliable third
party vendor to assume responsibility for the maintenance
and repair thereof (which contract shall contain provisions
requiring such vendor to inspect the INC periodically (the
frequency of such inspections to be determined by such
vendor based on its experience and professional judgment),
and requiring such vendor to meet local and federal
requirements for telecommunications material and
workmanship).  Landlord shall not be liable to Tenant and
Tenant waives all claims against Landlord whatsoever,
whether for personal injury, property damage, loss of use
of the Leased Premises, or otherwise, due to the
interruption or failure of telephone services to the Leased
Premises.  Tenant hereby holds Landlord harmless and agrees
to indemnify, protect and defend Landlord from and against
any liability for any damage, loss or expense due to any
failure or interruption of telephone service to the Leased
Premises for any reason.
(b) At such time as the entirety of the Leased
Premise is no longer leased to Tenant, Landlord shall in
its sole discretion have the right, by written notice to
Tenant, to elect to assume limited responsibility for INC,
as provided below, and upon such assumption of
responsibility by Landlord, this subparagraph (b) shall
apply prospectively.
(i) Landlord shall provide Tenant access to
such quantity of pairs in the Building intra-building
network cable ("INC") as is determined to be available by
Landlord in its reasonable discretion.  Tenant's access to
the INC shall be solely by arrangements made by Tenant, as
Tenant may elect, directly with Pacific Bell or Landlord
(or such vendor as Landlord may designate), and Tenant
shall pay all reasonable charges as may be imposed in
connection therewith.  Pacific Bell's charges shall be
deemed to be reasonable.  Subject to the foregoing,
Landlord shall have no responsibility for providing to
Tenant any telephone equipment, including wiring, within
the Leased Premises or for providing telephone service or
connections from the utility to the Leased Premises, except
as required by law.
(ii) Tenant shall not alter, modify, add to or
disturb any telephone wiring in the Leased Premises or
elsewhere in the Building without the Landlord's prior
written consent.  Tenant shall be liable to Landlord for
any damage to the telephone wiring in the Building due to
the act, negligent or otherwise, of Tenant or any employee,
contractor or other agent of Tenant.  Tenant shall have no
access to the telephone closets within the Building, except
in the manner and under procedures established by Landlord.
Tenant shall promptly notify Landlord of any actual or
suspected failure of telephone service to the Leased
Premises.
(iii) All costs incurred by Landlord for the
installation, maintenance, repair and replacement of
telephone wiring in the Building shall be a Property
Maintenance Cost.
(iv) Landlord makes no warranty as to the
quality, continuity or availability of the
telecommunications services in the Building, and Tenant
hereby waives any claim against Landlord for any actual or
consequential damages (including damages for loss of
business) in the event Tenant's telecommunications services
in any way are interrupted, damaged or rendered less
effective, except to the extent caused by the grossly
negligent or willful act or omission by Landlord, its
agents or employees.  Tenant acknowledges that Landlord
meets its duty of care to Tenant with respect to the
Building INC by contracting with a reliable third party
vendor to assume responsibility for the maintenance and
repair thereof (which contract shall contain provisions
requiring such vendor to inspect the INC periodically (the
frequency of such inspections to be determined by such
vendor based on its experience and professional judgment),
and requiring such vendor to meet local and federal
requirements for telecommunications material and
workmanship).  Subject to the foregoing, Landlord shall not
be liable to Tenant and Tenant waives all claims against
Landlord whatsoever, whether for personal injury, property
damage, loss of use of the Leased Premises, or otherwise,
due to the interruption or failure of telephone services to
the Leased Premises.  Tenant hereby holds Landlord harmless
and agrees to indemnify, protect and defend Landlord from
and against any liability for any damage, loss or expense
due to any failure or interruption of telephone service to
the Leased Premises for any reason.  Tenant agrees to
obtain loss of rental insurance adequate to cover any
damage, loss or expense occasioned by the interruption of
telephone service.
IN WITNESS WHEREOF, Landlord and Tenant have executed
this Lease as of the respective dates below set forth with
the intent to be legally bound thereby as of the Effective
Date of this Lease first above set forth.
LANDLORD:
AUGUSTINE PARTNERS LLC,
a California limited
liability company
By:     Menlo Equities
LLC, a
        California
limited liability
company,
        its Manager
Dated:                  By:
                                Member

TENANT:
THE VANTIVE CORPORATION,
a Delaware corporation

Dated:          By:
Title: President
Dated:          By:
Title: Chief Financial
Officer


EXHIBIT A
SITE PLAN


EXHIBIT B
WORK LETTER

THIS WORK LETTER, dated June 22, 1998, is entered into by and between AUGUSTINE PARTNERS LLC, a California limited liability company ("Landlord"), and THE VANTIVE
CORPORATION, a Delaware corporation ("Tenant"). On or about the date hereof, Landlord and Tenant entered into that certain Lease (the "Lease") for certain premises
(the "Leased Premises") commonly known as 2525 Augustine
Drive, Santa Clara, California. This Work Letter sets forth the agreement of Landlord and Tenant with respect to the improvements to be constructed in the Leased
Premises. All defined terms used herein shall have the meaning set forth in the Lease, unless otherwise defined in this Work Letter.
1.      Construction of Tenant Improvements.
(a)     Landlord shall, through a general
contractor proposed by Landlord and approved by Tenant
(the "Contractor") furnish and install within the Leased
Premises, certain items of general construction (the
"Tenant Improvements") to be determined in the manner described in Paragraph 2 below. Landlord shall cause the Tenant Improvements to be constructed by the Contractor in accordance with the plans and specifications to be approved by Landlord and Tenant pursuant to Paragraph 2 below. The quantities, character and manner of installation of all of the Tenant Improvements shall be subject to the limitations imposed by any applicable governmental regulations relating to conservation of energy and by applicable building codes and regulations and, subject thereto, Landlord shall cause all such work to be done by Contractor in accordance with all applicable governmental codes and regulations and pursuant to all applicable building permits required therefore. In addition, Tenant agrees that the Tenant Improvements shall not require Landlord to perform work which would
(i) require changes to structural components of the Building or the exterior design of the Building; (ii) require any material modification to the Building's mechanical or electrical systems; or (iii) be incompatible with the Building plans filed with the City of Santa Clara. If any of the Tenant Improvements are specialized improvements particular to Tenant's use of the Leased Premises, Landlord may require that such Tenant Improvements be removed at the expiration or earlier termination of the Lease, in which case Landlord shall notify Tenant in writing upon delivery to Tenant of the Working Drawings (pursuant to Section3 below).
        (b)     Landlord shall enter into a
construction contract with the Contractor for the construction of the Tenant Improvements in a form reasonably approved by Tenant, which approval shall not be unreasonably withheld and shall be for a contract price acceptable to both Landlord and Tenant; provided, however, that if the cost of constructing the Tenant
Improvements shall be less than the amount of the Tenant
Improvement Allowance (as defined below), Landlord shall not be required to obtain Tenant's approval as to the cost of such construction. The construction contract for the Tenant Improvements shall contain warranties of a nature customary in the marketplace that shall be assignable to and enforceable by Tenant against the Contractor and shall require that the Contractor designate Tenant as an additional insured as to all insurance to be carried by the Contractor (including public liability insurance in an amount of at least
$2,000,000) in connection with the construction of the Tenant Improvements.
2.      Space Planning.
(a) Landlord and Tenant acknowledge and
agree that Tenant shall prepare for Landlord's approval comprehensive space planning documents (once approved by Landlord, the "Space Planning Documents"), which Space
Planning Documents shall be delivered to Landlord no later than August 15, 1998. Tenant agrees that such space planning documents shall be, sufficient to enable
Landlord's architect and engineers to prepare the Working Drawings (as defined below).
(b) All planning and interior design
services relating to furniture and equipment, such as selection of colors, finishes, fixtures, furnishings or floor coverings, will not be included in the cost of the Tenant Improvements, shall be subject to prior written approval of Landlord, and shall be timely delivered so as not to impede the design and construction of the Tenant Improvements.
(c) Upon execution of the Lease and this Work Letter by Tenant and receipt by Landlord of the Space Planning Documents, Landlord shall be authorized to cause its architect and engineers to prepare the Working Drawings.
3.      Approval of Working Drawings.
(a) Landlord and Tenant acknowledge that Landlord shall retain Habitec as architect ("Landlord's
Architect") to prepare all architectural plans and specifications and shall retain engineers to prepare all engineering plans and specifications required for the construction of the Tenant Improvements in conformance with the base building and tenant improvement standard specifications of the Building (the "Working Drawings"), which Working Drawings shall be delivered to Tenant no later than September 15, 1998, and to prepare drawings and specifications for Changes (as defined below), if any, requested or required pursuant to paragraph 5 below.
(b) Landlord shall submit the completed
Working Drawings to Tenant for Tenant's approval.
Tenant will provide written approval of the Working
Drawings within five business days after such submission. If Tenant disapproves any part of the submission, the disapproval shall include written instructions adequate for Landlord's architect and engineers to revise the Working Drawings. Such revisions shall be subject to Landlord's approval, which shall not be unreasonably withheld. Tenant will finally approve the revised Working Drawings within three business days after submission thereof to Tenant. If
Tenant's instructions necessitate (i) revisions to the Working Drawings (as originally submitted) which do not conform with the Space Planning Documents, or (ii) a change of scope relative to the Space Planning
Documents, the costs incurred by Landlord as a result of such instructions (including, without limitation, the cost of revising the Working Drawings) shall be promptly borne and paid by Tenant upon demand by Landlord. If
Tenant's instructions necessitate revisions that are required for the Working Drawings to conform to the Space Planning Documents, the costs incurred for such revisions shall be borne by Landlord.
(c) If Tenant fails to approve the Working
Drawings or the required Working Drawings within the applicable periods set forth in subparagraph 3(b) above, then (A) Landlord shall not be obligated to commence construction of the Tenant Improvements until such approval is given (and all other permits and approvals have been obtained), (B) Tenant shall be responsible for any resulting delay, and the cost of such delay, in Landlord's completion of the Tenant Improvements, and
(C) any such delay shall be deemed a Tenant Delay (as defined below).
(d) After the Lease Commencement Date, and upon Tenant's approval of the Working Drawings and receipt of all other necessary permits and approvals, Landlord shall cause the Contractor to proceed with the construction of the Tenant Improvements in accordance with the Working Drawings.
4.      Cost of Tenant Improvements.  Unless
specified otherwise herein, Landlord shall bear and pay the cost of the Tenant Improvements (which cost shall include, without limitation, the costs of construction, the cost of permits and permit expediting, the costs of code compliance work, if such work is required as a result of, or is a condition imposed by appropriate governmental authorities for, construction of the Tenant
Improvements, and all architectural and engineering services obtained by Landlord in connection with the Tenant Improvements, the Contractor's fees, Landlord's fee for construction administration in an amount which shall not exceed three percent (3%) of hard costs, utilities, and Landlord's Insurance Costs (including, without limitation, course of construction insurance), from the date of this Work Letter until the Lease
Commencement Date up to a maximum of $450,000.00 (the
"Tenant Improvement Allowance").  The Tenant Improvement
Allowance shall be utilized only for building improvements to the Building, and not for signage, furniture costs, any third party consulting or contracting fees, any telecom/cabling costs, or any other purpose. Tenant shall bear and pay the cost of the Tenant Improvements (including but not limited to all of the foregoing fees and costs) in excess of the Tenant Improvement Allowance, if any. The cost of the Tenant Improvements shall exclude the cost of furniture, fixtures and inventory and other items of Tenant's Work
(as defined below). Tenant shall have the right to elect to increase the Tenant Improvement Allowance by up to an additional $450,000.00 (the "Additional
Allowance"), subject to the following terms and conditions: (i) Tenant shall make such election, if at all, no later than August 15, 1998; (ii) such amount shall be paid to Landlord in equal monthly installments over the seven (7) year Lease Term with interest at 10%, as additional Base Monthly Rent in the manner specified by Article 3 of the Lease; and (iii) the Additional
Allowance shall otherwise constitute a part of the Tenant Improvement Allowance and shall be subject to the restrictions and conditions on such Tenant Improvement
Allowance provided in this Work Letter. Notwithstanding anything to the contrary contained herein or in the Lease, Landlord shall be responsible at its sole cost and expense for the incremental costs incurred by either
Landlord or Tenant for asbestos removal within the interior of the Leased Premises required solely as a result of the construction of the Tenant Improvements.
5.      Changes.
(a) Any request by Tenant for a change in the Tenant Improvements after approval of the Working
Drawings (a "Change") shall be accompanied by all information necessary to clearly identify and explain the proposed Change. As soon as practicable after receipt of such an Estimate Request form, Landlord shall notify Tenant of the estimated cost of such Change as well as the estimated increase in construction time caused by the Change, if any. Tenant shall approve in writing such estimates within two days after receipt of Landlord's notice. Upon receipt of such written request, Landlord shall be authorized to cause the Contractor to proceed with the implementation of the requested Change.
(b) The increased cost and time, as
determined by Landlord, of all Changes, including the cost of architectural and engineering services required to revise the Working Drawings to reflect such Changes, the Contractor's overhead and fee, and Landlord's fee for construction administration services, shall be treated as costs of the Tenant Improvements, and shall be as determined by Landlord upon completion of the Tenant Improvements, subject only to Landlord's furnishing to Tenant appropriate back-up information from the Contractor concerning the increased costs and increased construction time.
6.      Tenant's Work.  Landlord and Tenant
acknowledge and agree that certain work required for Tenant's occupancy of the Leased Premises, including but not limited to the procurement and installation of furniture, fixtures, equipment, artwork and interior signage are beyond the scope of the Tenant Improvements and shall be performed by Tenant or its contractors at Tenant's sole cost and expense. All such work
("Tenant's Work") shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Tenant shall adopt a construction schedule for Tenant's Work in conformance with the Contractor's schedule, and shall perform Tenant's Work in such a way as not to hinder or delay the operations of Landlord or the Contractor in the Building. Any costs incurred by Landlord as a result of any interference with Landlord's operations by Tenant or its contractors shall be promptly paid by Tenant to Landlord upon demand.
Landlord shall make all reasonable efforts to notify
Tenant of any such interference of which Landlord has actual knowledge, but failure to provide such notice shall in no way limit Landlord's right to demand payment for such costs. Tenant's contractors shall be subject to Landlord's prior written approval, and to the administrative supervision of the Contractor. Tenant's
Work shall comply with all of the following requirements:
(a) Tenant's Work shall not proceed until Landlord has approved in writing: (i) Tenant's contractors, (ii) proof of the amount and coverage of public liability and property damage insurance carried by Tenant's contractors in the form of an endorsed insurance certificate naming Landlord, the Contractor, and the agents of Landlord and the Contractor as additional insureds, in an amount not less than two million dollars, and (iii) complete and detailed plans and specifications for Tenant's Work.
(b) Tenant's Work shall be performed in
conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any event, all Tenant's Work shall comply with all applicable laws, codes and ordinances of any governmental entity having jurisdiction over the Building. Landlord shall have no responsibility for Tenant's failure to comply with such applicable laws.
Any and all delay in obtaining a certificate of occupancy due to Tenant's vendors is the responsibility of Tenant and shall be a Tenant Delay.
(c) In connection with Tenant's Work
(e.g., delivering or installing furniture or equipment to the second floor of the Leased Premises), Tenant or its contractors shall arrange for any necessary hoisting or elevator service with Landlord (if needed, beyond existing elevator service) and shall pay such reasonable costs for such services as may be charged by Landlord.
(d) Tenant shall promptly pay Landlord
upon demand for any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, by reason of damage to existing work caused by Tenant or its contractors, or by reason of inadequate cleanup by Tenant or its contractors.
7.      Completion; Tenant Delay.
(a) Landlord shall complete the Tenant
Improvements in accordance with a schedule to be developed by Landlord and reasonably approved by Tenant prior to the commencement of construction. After completion of the Tenant Improvements (as certified by Landlord's Architect), Tenant shall have ten (10) days to inspect the Tenant Improvements and develop a punch list of items for completion prior to any obligation for Tenant to accept the Tenant Improvements and pay any sums due from Tenant in connection with such work, to the extent the cost of such work is in excess of the Tenant Improvement Allowance. After such ten (10) day period, if Tenant shall not have provided such a punchlist, Tenant shall be deemed to have accepted the Leased Premises as being in the condition called for hereunder.
(b) "Tenant Delay" shall mean:
(i) Tenant's failure to furnish the
information, instructions and plans required in paragraph 3 or approve the Working Drawings, within the applicable time periods specified in paragraph 3; or
(ii) Any changes in the scope of the
Tenant Improvements from that set forth in the Space
Planning Documents, or any Changes to the Working
Drawings requested by Tenant after approval thereof pursuant to paragraph 5 (including without limitation
Tenant Changes which are requested but not subsequently approved by Tenant pursuant to paragraph 5); or
(iii) Any interruption or interference
in Landlord's construction of the Tenant Improvements caused by Tenant, its contractors or its vendors; or
(iv) Tenant's failure to timely pay
any amounts which Tenant is obligated to pay under this Work Letter; or
(v) Any other act, neglect, failure
or omission of Tenant, its agents, employees or contractors (items (i) through (v) above being collectively referred to as "Tenant Delays").
8.      Landlord's Separate Work.  Subject to
Section 13.15 of the Lease, Landlord may, at its own cost and expense, and at any time, perform such work
(other than the Tenant Improvements) in the Outside
Areas, on the exterior of the Building, or elsewhere on the Property, as Landlord deems necessary or desirable in its sole and absolute discretion ("Landlord's
Separate Work"). Landlord's Separate Work shall include necessary code compliance work, if such work is required as a result of, or is a condition imposed by appropriate governmental authorities for, construction of Landlord's
Separate Work. Landlord's Separate Work shall not include any work that is Tenant's responsibility under this Lease, but which may be done by Landlord on Tenant's behalf.


IN WITNESS WHEREOF, Landlord and Tenant have executed
this Work Letter as of the respective dates set forth
below.
LANDLORD:
AUGUSTINE PARTNERS LLC,
a California limited
liability company
By:     Menlo Equities
LLC, a
        California
limited liability
company,
        its Manager
Dated:                  By:
                                Member
TENANT:
THE VANTIVE CORPORATION,
a Delaware
corporation

Dated:          By:
Title: President
Dated:                                                  By:
                Title: Chief
Financial Officer




EXHIBIT C
FORM OF ESTOPPEL

The undersigned, _________________________
[("Landlord")/,("Tenant")], hereby certifies to
_________________________, as follows:

        1.      Attached hereto is a true, correct and
complete copy of that certain lease dated
____________________, 19_____, between Landlord and
Tenant (the "Lease"), which demises premises which are located at 2525 Augustine Drive, Santa Clara,
California. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

        2.      The term of the Lease commenced on
___________________, 19__.

        3.      The term of the Lease shall expire on
________________, 19__.

        4.      The Lease has: (Initial one)

(  )    not been amended, modified,
supplemented, extended, renewed or
assigned.

(  )    been amended, modified, supplemented,
extended, renewed or assigned by the
following described agreements, copies
of which are attached hereto:

        5. Tenant has accepted and is now in possession of said Leased Premises.

        6. Tenant and Landlord acknowledge that the Lease will be assigned to _________________ and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of ____________________ is obtained, and that until further notice, payments under the Lease may continue as heretofore.

        7.      The amount of current monthly rent is
$________; current monthly parking charges are $___________.

        8. The amount of security deposits (if any) is $______________. No other security deposits have been made.

        9.      Tenant is paying the full lease rental,
which has been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty
(30) days in advance of its due date.

        10.     All work required to be performed by
Landlord under the Lease has been completed.

        11. To the knowledge of the undersigned, there are no defaults on the part of the Landlord or Tenant under the Lease.

        12. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

        13.      Tenant has no right to any concession
(rental or otherwise) or similar compensation in connection with renting the space it occupies, except as provided in the Lease.

        14.     All provisions of the Lease and the
amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that ___________________ is about to [fund a loan to Landlord/purchase the property from Landlord], and that ___________________ is relying upon the representations herein made in [funding such loan/purchasing the property].

Dated: June 22, 1998

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